                                                                    EXHIBIT 3.18

                             ARTICLES OF AMENDMENT

                                       OF

                            NATIONAL ENQUIRER, INC.

     Pursuant to Section 607.187 of the General Corporation Act of Florida, the undersigned adopts these Articles of Amendment.

          FIRST: The name of the corporation is National Enquirer, Inc.

          SECOND: The Articles of Incorporation of this corporation are amended by changing the article numbered "TENTH" so that, as amended, the paragraph numbered 5 of said article shall read as follows:

             5. The Corporation shall, to the fullest extent permitted by the Florida General Corporation Act (Chapter 607, Official Florida Statutes), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Act from and against, any and all of the expenses, liabilities or other matters referred to in or covered by said Act and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action, in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          THIRD: The Amendment to the Articles of Incorporation was adopted by the sole shareholder of the Corporation on the 7th day of September, 1980, by his written consent.

          FOURTH: The above Amendment to the Articles of Incorporation does not pertain to the exchange, reclassification or cancellation of issued shares.

          Signed this 16th day of September, 1980.

                                          NATIONAL ENQUIRER, INC.

                                          BY /s/ IAIN CALDER
                                            ------------------------------------
                                             Iain Calder
                                             President

                                             /s/ GUY GALIARDO
                                            ------------------------------------
                                             Guy Galiardo
                                             Secretary


STATE OF FLORIDA       )
COUNTY OF PALM BEACH   )   ss.:

     The foregoing instrument was acknowledged before me this 16th day of September, 1980, by Guy Galiardo the Secretary of National Enquirer, Inc., on behalf of the Corporation.

     [Notarial Seal]

                                              /s/ NUAIMA TOMASEK
                                            ------------------------------------
                                              Notary Public

                             ARTICLES OF AMENDMENT

                                       OF

                            NATIONAL ENQUIRER, INC.

     Pursuant to Section 607.187 of the General Corporation Act of Florida, the undersigned adopts these Articles of Amendment.

          FIRST: The name of the corporation is National Enquirer, Inc.

          SECOND: The Articles of Incorporation of this corporation are amended by changing the article numbered "THIRD" so that, as amended, the first paragraph of said article shall read as follows:

             "THIRD: The amount of the capital stock shall be $201,000 to consist of one million (1,000,000) shares of Common Stock of the par value of one-tenth (1/10th) of one cent (1 cent) each, one hundred (100) shares of Preferred Stock of the par value of One Thousand Dollars ($1,000) each, and one hundred (100) shares of Second Preferred Stock of the par value of One Thousand Dollars ($1,000) each."

          THIRD: The Amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on the 20th day of March, 1978, by his written consent.

          FOURTH: If such Amendment provides for an exchange, reclassification or cancellation of issued shares, the manner in which the same shall be effected, if it is not set forth in the Amendment itself, is as follows:

             Each of the ten (10) shares of Common Stock of the Corporation, par value One Hundred Dollars ($100) per share, issued and outstanding immediately prior to the time the Amendment becomes effective, shall be and is automatically reclassified and changed without any further act into one hundred thousand (100,000) shares of new Common Stock of the corporation, par value one-tenth (1/10th) of one cent (1 cent), per share, fully paid and non-assessable.

     Signed this 7th day of April, 1978.

                                          NATIONAL ENQUIRER, INC.

                                          BY: /s/ IAIN CALDER
                                            ------------------------------------
                                              Iain Calder
                                              President

                                              /s/ DINO M. GALLO
                                            ------------------------------------
                                              Dino M. Gallo
                                              Secretary

STATE OF FLORIDA:
COUNTY OF PALM BEACH

     The foregoing instrument was acknowledged before me this 7th day of April, 1978, by Dino M. Gallo, the Secretary of National Enquirer, Inc., on behalf of the corporation.

     (Notarial seal)

                                         /s/
                                          --------------------------------------
                                          Notary Public

                           ARTICLES OF INCORPORATION

                                       OF

                            NATIONAL ENQUIRER, INC.

     The undersigned, being a natural person and competent to contract, for the purpose of establishing a corporation under the provisions and subject to the requirements of the laws of the State of Florida (particularly Chapter 608, Official Florida Statutes, and the acts amendatory thereof and supplemental thereto), does hereby adopt and make the following Articles of Incorporation and does hereby certify that:

          FIRST: The name of the corporation (hereinafter called the corporation) is NATIONAL ENQUIRER, INC.

          SECOND: The general nature of the business or businesses to be transacted by the corporation, which shall include the authority to engage in any business or activity permitted under the laws of the United States and of the State of Florida, is as follows:

             To design, create, prepare, make, edit, sell, obtain copyrights in and for, obtain, receive, grant, transfer and assign options, rights, franchises, and royalties in respect of, license the use of, market, distribute, syndicate, furnish, and generally deal in and with, as principal, agent, broker, distributor, or in any other lawful capacity, any and all kinds of printed and reproduced matter, magazines, newspapers, books, pamphlets and other publications of every kind, nature, and description, and to do everything necessary, useful, or convenient in furtherance thereof.

             To conduct in all its branches, a general lithographing, printing, publishing, paper products, stationery, bookbinding, engraving, photoengraving, duplicating, offsetting, processing, facsimile, and image, color, line, word and shadow reproduction, artists' supplies, and mail-order business, and, without limiting the generality of any of the purposes herein contained, to edit, print, bind, buy, sell, publish and generally deal in books, pamphlets and other pub-lications of every kind, nature and description. To design, manufacture, buy, sell, import, export, distribute, use, license the use of, prepare, produce and generally deal in and with, whether as principal, agent, jobber, distributor, broker, licensor, licensee, or otherwise, any and all equipment, apparatus, machinery, devices, plants, facilities, improved and unimproved real, personal and mixed properties, and materials and supplies, used or useful in or about such business and related businesses.

             To collect, assemble, compile, edit, prepare, buy, sell, license the use of as licensor and licensee, acquire, receive, grant, assign, and transfer options, copyrights, and other rights in respect of, distribute, syndicate, disseminate, publish, print and circulate in books, brochures, leaflets, pamphlets, and other printed and reproduced media, broadcast by radio, record, and reproduce by platter, disc, wire and tape recording, television, telecast, facsimile sound, image, and other lawful methods, means, devices, and techniques, whether now or hereafter devised, discovered, invented, improved, or developed, and generally deal in and with in any lawful capacity, information, techniques, critiques, analyses, charts, outlines, sketches, paintings, drawings, sculptures, suggestions, guidance, advice, and items of interest in the field of the fine arts.

             To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising herefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

             To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and their works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

             To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                (b) letters, patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                (c) franchises, licenses, grants and concessions.

             To have all of the powers conferred upon corporations organized pursuant to the provisions of Chapter 608, Official Florida Statutes, as amended and supplemented.

          THIRD: The amount of the capital stock shall be Two Hundred and One Thousand ($201,000,00) Dollars to consist of Ten (10) shares of Common Stock of the par value of One Hundred ($100.00) Dollars each, One Hundred
     (100) shares of Preferred Stock of the par value of One Thousand ($1,000.00) Dollars each and One Hundred (100) shares of Second Preferred Stock of the par value of One Thousand ($1,000.00) Dollars each.

          The designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications thereof shall be as follows:

             a. The holders of the Preferred Stock shall be entitled to have declared and set apart for their benefit, annually out of surplus profits, cumulative dividends at the rate of Four and one-half (4- 1/2%) Per Cent per annum on the par value thereof before any dividends shall be declared on the Second Preferred Stock, and the holders of the Second Preferred Stock shall be entitled to have declared and set apart for their benefit annually out of the surplus profits, cumulative dividends at the rate of Six (6%) Per Cent per annum on the par value thereof before any dividends shall be declared on the Common Stock, but the holders of the Preferred Stock and the Second Preferred Stock shall not be entitled to any other or further participation in profits.

             b. Upon liquidation of the affairs of the corporation and the distribution of its assets, either by dissolution or otherwise, the holders of the Preferred Stock shall be entitled to receive payment in full of the par value of their shares with cumulative dividends, before any payment shall be made on account of the Second Preferred Stock and the holders of the Second Preferred Stock shall be entitled to receive payment in full of the par value of their shares, with cumulative dividends, before any payment shall be made on account of the Common Stock, and after the payment of the amount of such Preferred Stock and Second Preferred Stock to the holders thereof, the balance of the assets and funds of the corporation shall be distributed wholly among the holders of the Common Stock.

             c. The corporation may, from its surplus profits, retire the Preferred Stock and the Second Preferred Stock on any day on which a dividend thereon shall be payable, at the price per share of One Thousand ($1,000.00) Dollars each, and accrued dividends.

             d. The Preferred Stock and the Second Preferred Stock shall not confer upon the holders thereof any right or privilege of voting at any regular, special or adjourned meeting of the corporation on any matter whatsoever.

     No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any treasury shares and any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized number of shares of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such treasury shares and any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

          FOURTH: The minimum amount of capital with which the corporation will commence business is Five Hundred Dollars.

          FIFTH: The corporation is to have perpetual existence.

          SIXTH: The address, including initial street address, of the principal office of the corporation in the State of Florida is 600 South East Coast Avenue, c/o Dino M. Gallo, City of Lantana 33460, County of Palm Beach.

          SEVENTH: The number of directors constituting the first Board of Directors of the corporation is six.

          EIGHTH: The name and the address, including street address, of each member of the first Board of Directors are as follows:

                     NAME                             POST-OFFICE ADDRESS
                     ----                             -------------------
Generoso Pope, Jr. ...........................  1370 South Ocean Boulevard
                                                Manalapan, Florida 33460
Nathan Chrzan.................................  561 North East 19th Avenue
                                                Deer Field Beach, Florida 33441
Henry O. Dormann..............................  988 Fifth Avenue
                                                New York, New York 10021
Guy Galiardo..................................  742 Forsyth Street
                                                Boca Raton, Florida 33432
Dino M. Gallo.................................  1346 North West 4th Street
                                                Boca Raton, Florida 33432
William C. Hall...............................  571 North East Philipe Drive
                                                Boca Raton, Florida 33432

          NINTH: The name and the address, including street address, of the person subscribing these Articles of Incorporation are as follows:

                     NAME                             POST-OFFICE ADDRESS
                     ----                             -------------------
Frances A. Wrigley............................  521 Fifth Avenue,
                                                New York, New York 10017

          TENTH: For the regulation of the business and for the conduct of the affairs of the corporation, and in further creating, dividing, limiting and regulating the powers of the corporation and of its directors and stockholders, it is hereby provided:

             1. The By-Laws shall prescribe the conditions under which stock certificates may be issued to replace lost or destroyed stock certificates.

             2. The Board of Directors is expressly authorized and empowered to adopt and amend the first By-Laws of the corporation and thereafter to adopt and amend By-Laws which are not inconsistent with any By-Laws that may have been adopted by the stockholders entitled to vote.

             3. Any director may be removed, with or without cause, or may be suspended for cause, at any time in such manner as shall be provided in the By-Laws of the corporation.

             4. No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the corporation who is also a director or officer of such other corporation or who is not interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

             Any contract, transaction or act of the corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the Articles of Incorporation of the corporation, be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

             5. The Corporation shall, to the fullest extent permitted by Chapter 608, Official Florida Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Act from and against, any and all of the expenses, liabilities or other matters referred to in or covered by said Act and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in its official capacity and as to action, in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             6. Subject to any limitation in the By-Laws, the members of the Board of Directors may be entitled to and may prescribe reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

             7. The vote of the holders of a least a majority of stock entitled to vote shall be necessary to authorize an amendment to these Articles of Incorporation, the merger or consolidation of the corporation with or into one or more other corporations, or the dissolution of the corporation. Except in the election of directors, and, except as may otherwise be provided by law, the vote of at least a majority of the votes cast at a duly constituted meeting shall be the act of the stockholders entitled to vote.

          ELEVENTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Florida at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article ELEVENTH.

          TWELFTH: Upon the filing of these Articles of Incorporation with the Secretary of State of Florida, together with his endorsement of approval thereon, upon compliance with every statutory prerequisite of the State of Florida, and upon commencement of corporate existence, these Articles of Incorporation shall, and they are hereby deemed to be, the Certificate of Incorporation of the corporation and any reference to the term "Certificate of Incorporation" shall include these Articles of Incorporation as so approved.

     IN WITNESS WHEREOF, I have made and subscribed these Articles of Incorporation.

Dated: February 28, 1972

                                          /s/ FRANCES A. WRIGLEY
                                          --------------------------------------
                                          Frances A. Wrigley

STATE OF NEW YORK      )
COUNTY OF NEW YORK     )               SS.:

     BE IT REMEMBERED that personally appeared before me, a Notary Public in and for the County and State aforesaid, Frances A. Wrigley, the incorporator who made and subscribed the foregoing Articles of Incorporation, known to me personally to be such, and I having made known to her the contents of said Articles of Incorporation, she did acknowledge the same to be her act and deed, and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office this 28th day of February, 1972.

                                          --------------------------------------
                                                      Notary Public

(Notarial Seal)